Exhibit 10.8
 Amendment Number One to NBT Bancorp Inc. Defined Benefit Pension Plan effective
                               December 31, 2001.


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                                 AMENDMENT #1 TO

                  NBT BANCORP INC. DEFINED BENEFIT PENSION PLAN


  PURSUANT TO ARTICLE 14.1 OF THE NBT BANCORP INC. DEFINED BENEFIT PENSION PLAN,
    WHICH PROVIDES FOR THE AMENDMENT THEREOF WHEN NECESSARY, THE PLAN IS HEREBY
                AMENDED EFFECTIVE DECEMBER 31, 2001, AS FOLLOWS:


ADD THE FOLLOWING PARAGRAPH TO THE END OF THE PREAMBLE:

Effective December 31, 2001, the Central National Bank, Canajoharie Pension Plan ("CNB Plan") merged into the Plan, and for all purposes the NBT Bancorp Inc. Defined Benefit Pension Plan shall be the surviving and continuing Plan. All benefits, rights and features accrued to Participants in the CNB Plan as of December 31, 2001, as determined under the terms of the CNB Plan in effect as of such date and incorporated herein by reference, shall transfer to the Plan on December 31, 2001, together with all the assets and liabilities of the CNB Plan on said date.
Furthermore, in accordance with Article 14.4 and applicable IRS Regulations, if the Plan is terminated, the benefits that would have been paid to Participants in the CNB Plan if such CNB Plan terminated immediately prior to this merger, and the benefits that would have been paid to Participants in the Plan if the Plan terminated immediately prior to this merger, shall not be reduced as a result of such termination.


REPLACE THE EXISTING LANGUAGE IN SECTION 1.35 WITH THE FOLLOWING NEW LANGUAGE:

1.35 "Plan" means the NBT Bancorp Inc. Defined Benefit Pension Plan as amended and restated effective January 1, 2000, as set forth herein and as hereafter may be amended from time to time. The Plan is a continuation, through amendment and restatement, of the Appendix A Plan. Plan also means the Central National Bank, Canajoharie Pension Plan with respect to Participants and benefits accrued under such Plan as of December 31, 2001, at which time such Plan was merged into this Plan.


The Employer consents to the foregoing amendment; and except as herein amended, the Plan is hereby ratified and confirmed.


                              NBT Bancorp Inc.

                              By: /s/ Jane Neal
                              Employer


                                                  Date: 12/13/2001


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